                                                                    EXHIBIT 10.4

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--------------------------------------------------------------------------------





                         INTERPLAY ENTERTAINMENT CORP.



                     ------------------------------------
                            STOCK PURCHASE AGREEMENT

                     ------------------------------------


                        6,250,000 SHARES OF COMMON STOCK



                           Dated as of July 20, 1999


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--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                Page
                                                                                ----
1.   Authorization Of Investor Stock...........................................   1
2.   Sale And Purchase Of Investor Stock.......................................   1
3.   Closing; Termination......................................................   2
     3.1   Closing.............................................................   2
     3.2   Termination.........................................................   2
4.   Register Of Investor Stock; Restrictions On Transfer Of Securities;
           Removal Of Restrictions On Transfer Of Investor Stock...............   2
     4.1   Register Of Investor Stock..........................................   2
     4.2   Restrictions On Transfer............................................   3
     4.3   Removal Of Transfer Restrictions....................................   4
5.   Representations And Warranties By The Company.............................   4
     5.1   Organization, Standing, Etc.........................................   5
     5.2   Qualification.......................................................   5
     5.3   Capital Stock.......................................................   5
     5.4   Investor Stock......................................................   6
     5.5   Indebtedness For Borrowed Money.....................................   6
     5.6   Shareholder List....................................................   6
     5.7   Corporate Acts And Proceedings......................................   7
     5.8   Compliance With Laws And Other Instruments..........................   7
     5.9   Binding Obligations.................................................   7
     5.10   Securities Laws....................................................   7
     5.11   No Brokers Or Finders..............................................   8
     5.12   Financial Statements...............................................   8
     5.13   Changes............................................................   8
     5.14   Material Agreements Of The Company.................................   9
     5.15   Employees..........................................................   9
     5.16   Tax Returns And Audits.............................................   9
     5.17   Patents And Other Intangible Assets................................  10
     5.18   Employment Benefit Plans; Erisa....................................  11
     5.19   Title To Property And Encumbrances; Leases.........................  11
     5.20   Condition Of Properties............................................  12
     5.21   Insurance Coverage.................................................  12
     5.22   Litigation.........................................................  12

                                                                              Page
                                                                              ----
     5.23   Registration Rights............................................... 12
     5.24   Licenses.......................................................... 12
     5.25   Interested Party Transactions..................................... 13
     5.26   Minute Books...................................................... 13
     5.27   Computer Software................................................. 13
     5.28   Interplay Web Site And Systems.................................... 13
     5.29   Product Returns................................................... 14
     5.30   Disclosure........................................................ 14
6.   Representations And Warranties Of Investor............................... 14
     6.1   Organization, Standing, Etc........................................ 14
     6.2   Corporate Acts And Proceedings..................................... 14
     6.3   Compliance With Laws And Other Instruments......................... 14
     6.4   Binding Obligations................................................ 14
     6.5   No Brokers Or Finders.............................................. 15
7.   Conditions Of Parties' Obligations....................................... 15
     7.1   Conditions Of Investor's Obligations At The Closing................ 15
           (a) No Errors, Etc................................................. 15
           (b) Compliance With Agreement...................................... 15
           (c) No Default..................................................... 15
           (d) Certificate Of Company......................................... 15
           (e) Opinion Of The Company's Counsel............................... 15
           (f) Qualification Under State Securities Laws...................... 15
           (g) Supporting Documents........................................... 15
           (h) Proceedings And Documents...................................... 16
           (i) Employment Agreements.......................................... 16
           (j) Lender's Consent............................................... 16
           (k) Waiver Of Existing Rights Agreement............................ 16
           (l) Government And Other Consents.................................. 16
           (m) Stockholder Agreement.......................................... 16
           (n) Exchange Agreement............................................. 17
           (o) Termination Of Shareholders' Agreement......................... 17
           (p) Operating Plan................................................. 17
           (q) Universal Option............................................... 17
     7.2   Conditions Of Company's Obligations................................ 17
8.   Covenants Of The Company And Fargo....................................... 17
     8.1   Maintain Insurance................................................. 17

                                                                                               Page
                                                                                               ----
      8.2   Compliance With Initial Purchase Agreement........................................   17
      8.3   Compliance With Section 7.........................................................   17
      8.4   Use Of Proceeds...................................................................   18
      8.5   Exclusivity.......................................................................   18
      8.6   Restriction On Transfer Of Fargo's Common Stock...................................   18
      8.7   Fargo Voting Covenant.............................................................   18
      8.8   HSR Filing........................................................................   18
      8.9   Development Of Extended Operating Plan............................................   18
      8.10  Maintenance of Distribution Agreements; Negotiations for
            Distribution Agreement............................................................   19
9.    Covenants Of Investor...................................................................   19
      9.1   Compliance With Legal Requirements................................................   19
      9.2   Additional Financing..............................................................   19
      9.3   Compliance With Initial Purchase Agreement........................................   19
      9.4   Maintenance of Distribution Arrangements; Negotiations For
            Distribution Agreement............................................................   19
10.   Registration Of Investor Stock..........................................................   20
      10.1   Required Registration............................................................   20
      10.2   Registration Procedures..........................................................   20
      10.3   Expenses.........................................................................   21
      10.4   Indemnification..................................................................   22
      10.5   Reporting Requirements Under The Exchange Act....................................   23
      10.6   Investor Information.............................................................   24
      10.7   Transferability Of Registration Rights...........................................   24
      10.8   Suspension Of Registration Obligations In Initial Purchase
             Agreement; Reinstatement Of Registration Obligations In
             Event Of Termination.............................................................   24
11.   Enforcement.............................................................................   24
      11.1   Survival Of Representations And Warranties.......................................   24
      11.2   Indemnification..................................................................   24
      11.3   Injunctive Relief................................................................   27
      11.4   No Implied Waiver................................................................   27
12.   Rights Of First Refusal.................................................................   27
      12.1   Subsequent Offerings.............................................................   27
      12.2   Exercise Of Rights...............................................................   27
      12.3   Issuance Of Equity Securities To Other Persons...................................   27
      12.4   Excluded Securities..............................................................   28

                                                                                           Page
                                                                                           ----
      12.5   Termination Of Rights....................................................      28
13.   Definitions.....................................................................      28
14.   Miscellaneous...................................................................      31
      14.1   Waivers And Amendments...................................................      31
      14.2   Rights Of Investor.......................................................      32
      14.3   Notices..................................................................      32
      14.4   Severability.............................................................      33
      14.5   Assignment; Parties In Interest..........................................      33
      14.6   Headings.................................................................      34
      14.7   Choice Of Law; Jurisdiction And Venue....................................      34
      14.8   Publicity................................................................      34
      14.9   Counterparts.............................................................      34
      14.10  Entire Agreement; Effect On Initial Purchase Agreement...................      34
      14.11  Attorneys' Fees..........................................................      34
      14.12  Arbitration..............................................................      35

                           STOCK PURCHASE AGREEMENT
                           ------------------------


      THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of July 20,
                                      ---------
1999 among INTERPLAY ENTERTAINMENT CORP., a Delaware corporation (the

"Company"), TITUS INTERACTIVE SA, a French corporation ("Titus" or the
 -------                                                 -----
"Investor"), and to the extent expressly provided herein, BRIAN FARGO, an
 --------
individual ("Fargo").  Capitalized terms not otherwise defined herein shall have
             -----
the meanings ascribed thereto in Section 13 hereof.

                                R E C I T A L S
                                - - - - - - - -

      A. The Company, Investor and Fargo have previously entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated March 18, 1999,
                         ------------------------
whereby, among other things, the Company agreed to sell and Investor agreed to purchase up to Five Million (5,000,000) Shares of the Company's Common Stock (as defined below), and the parties consummated the purchase and sale contemplated by the Stock Purchase Agreement.

      B. The Stock Purchase Agreement contemplated a merger or other business combination between the Company and Investor, referred to in the Stock Purchase Agreement as a "Permitted Transaction." Subsequent to the consummation of the
                ---------------------
Initial Purchase Agreement, the Company and Investor entered into a Letter of Intent as of May 12, 1999 (the "Letter of Intent") whereby, among other things,
                                ----------------
the Company and Investor entered into a nonbinding expression of intent with respect to a Permitted Transaction and amended the Stock Purchase Agreement in certain limited respects. The Stock Purchase Agreement, as amended by the Letter of Intent, shall be referred to herein from time to time as the "Initial
                                                                        -------
Purchase Agreement."
------------------

      C. The parties hereby desire to effect a Permitted Transaction, on the terms and conditions set forth herein.

      THE PARTIES hereby agree as follows:

      1.   Authorization of Investor Stock. The Company has authorized the issue
          -------------------------------
and sale of Six Million Two Hundred Fifty Thousand (6,250,000) shares (the

"Investor Stock") of its Common Stock, par value $.001 per share ("Common
---------------                                                    ------
Stock").
-----

      2.   Sale and Purchase of Investor Stock.  Upon the terms and subject to
           -----------------------------------
the conditions herein contained, the Company agrees to sell to Investor, and Investor agrees to purchase from the Company, at the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined) the Investor Stock at a price in the aggregate of Twenty-Five Million Dollars ($25,000,000) (the

"Purchase Payment").  The parties acknowledge that Investor has previously paid
-----------------
the Company Five Million Dollars (the "Deposit"), in accordance with the Letter
                                       -------
of Intent, which Deposit the Company shall repay in accordance with the Convertible Promissory Note dated as of May 12, 1999 (the "Initial Note").
                                                           ------------
Simultaneously with the execution of this Agreement, Investor shall make additional payments to the Company as mutually agreed upon by the Company and Investor, which amounts the Company shall repay in accordance with the Convertible Promissory Note dated as of the date hereof (the "Additional Note").
                                                              ---------------

      3.   Closing; Termination.
           --------------------

           3.1    Closing.  The closing of the sale to and purchase by Investor
                  -------
of the Investor Stock (the "Closing") shall occur at the offices of Paul,
                            -------
Hastings, Janofsky & Walker LLP, 555 South Flower Street, Twenty-Third Floor, Los Angeles, California, at the hour of 10:00 A.M., Pacific time, on the first business day after the date upon which all of the conditions to Investor's and the Company's obligations hereunder have been satisfied (or waived in accordance with the terms hereof), or at such later time or day as the Investor and the Company shall agree (the "Closing Date"). At the Closing, the Company shall
                          ------------
deliver to Investor a certificate evidencing the Investor Stock which shall be registered in Investor's name, against delivery to the Company of payment by check or wire transfer in an amount equal to (a) the Purchase Payment less (b) the Deposit (the Net Purchase Payment"). Simultaneously therewith, each of the
                 --------------------
Initial Note and the Additional Note shall be tendered to the Company by the Investor in satisfaction of the balance of the Purchase Payment.

           3.2    Termination. This Agreement may be terminated at any time
                  -----------
prior to the Closing Date by written notice from the terminating party, delivered in accordance with Section 14.3, specifying the reason therefor:

                  (a) by mutual agreement of the parties hereto;

                  (b) by Investor if (i) any condition precedent to Closing set forth in Section 7.1 of this Agreement has not been met on or before September 30, 1999, (ii) the Closing has not occurred on or before September 30, 1999 for any reason other than (I) a material default by Investor in its obligations hereunder or (II) failure to consummate the transactions contemplated by the Exchange Agreement attached hereto as Exhibit E, where such failure is solely
                                      ---------
due to the inability of Investor to issue to Fargo the Exchanged Shares (as described therein) as of such date, or (iii) the Company has committed any material breach or default under the terms of this Agreement, which breach or default is not cured within ten (10) days after Company's receipt of written notice thereof;

                  (c) by the Company if (i) any condition precedent to Closing set forth in Section 7.2 of this Agreement has not been met on or before September 30, 1999, (ii) the Closing has not occurred on or before September 30, 1999 for any reason other than (I) a material default by the Company in its obligations hereunder or (II) failure to consummate the transactions contemplated by the Exchange Agreement attached hereto as Exhibit E, where such
                                                          ---------
failure is solely due to the inability of Investor to issue to Fargo the Exchanged Shares (as described therein) as of such date, or (iii) the Investor has committed any material breach or default under the terms of this Agreement, which breach or default is not cured within ten (10) days after Investor's receipt of written notice thereof.

      4.   Register of Investor Stock; Restrictions on Transfer of Securities;
           -------------------------------------------------------------------
Removal of Restrictions on Transfer of Investor Stock.
-----------------------------------------------------

           4.1    Register of Investor Stock.  The Company or its duly appointed
                  ---------------------------
agent shall maintain a register for the shares of Investor Stock, in which it shall register the issue and sale of all such shares. All transfers of the Investor Stock shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of the Investor Stock as the actual holder of the Investor Stock so registered until the Company or its agent is required to record a transfer of such Investor Stock on its register. Subject to
Section 4.2(c) hereof, the Company or its agent shall be required to record any such transfer when it receives the shares of Investor Stock to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

           4.2    Restrictions on Transfer.
                  ------------------------

                  (a) Investor understands and agrees that the shares of Investor Stock it will be acquiring have not been registered under the Securities Act, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Investor acknowledges that it must bear the economic risk of its investment in the Investor Stock for an indefinite period of time (subject, however, to the Company's obligation to effect the registration of the Investor Stock under the Securities Act in accordance with this Agreement) since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

                  (b) Investor hereby represents and warrants to the Company that (i) it is acquiring the Investor Stock for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, and (ii) it is an "accredited investor" within the meaning of Regulation D of the Commission under the Securities Act.

                  (c) Investor hereby agrees with the Company as follows:

                      (i) Subject to Section 4.3 hereof, the certificates evidencing the Investor Stock it has agreed to purchase, and each certificate issued in transfer thereof, will bear the following legend:

     "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 and have been taken for investment purposes only and not with a view to the distribution thereof, and, except as stated in an agreement between the holder of this certificate, or its predecessor in interest, and the issuer corporation, such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities or the issuer corporation receives an opinion of counsel (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

                      (ii) The certificates representing such Investor Stock, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

                      (iii) Absent an effective registration statement under the Securities Act, covering the disposition of the Investor Stock which Investor acquires, Investor will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Investor Stock without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws, except that no such registration or opinion shall be required with respect to (A) a transfer not involving a change in beneficial ownership,
(B) a transfer to an Affiliate of Investor, or (C) a sale to be effected in accordance with Rule 144 of the Commission under the Securities Act (or any comparable exemption).

                      (iv) Investor agrees that, if the Investor Stock is issued in accordance herewith prior to the Final Valuation Date (as defined in Section 13 hereof), neither it nor any of its affiliates will, during the period between the Closing Date and the Final Valuation Date, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Investor Stock or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Investor Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of the Investor Stock, in cash or otherwise. Investor agrees that the certificates evidencing the Investor Stock, if such Investor Stock is issued during the period between the Closing Date and the Final Valuation Date, and each certificate issued in transfer thereof, will bear the following legend:

       "The sale, pledge, hypothecation or transfer of the securities represented by this certificate is subject to the terms and conditions (including certain adjustment provisions) of a certain Stock Purchase Agreement by and between the Corporation and the holder hereof. Copies of such agreement may be obtained upon written request to the secretary of the Corporation."

                      (v) Investor consents to the Company's making a notation on its records or giving instructions to any transfer agent of the Investor Stock in order to implement the restrictions on transfer of the Investor Stock mentioned in this subsection (c).

           4.3    Removal of Transfer Restrictions.  Any legend endorsed on a
                  --------------------------------
certificate evidencing shares of Investor Stock pursuant to Section 4.2(c)(i) hereof and any stop transfer instructions and record notations with respect to such Investor Stock shall be removed and the Company shall issue a certificate without such legend to the holder of such Investor Stock (a) if such Investor Stock is registered under the Securities Act, or (b) if such Investor Stock may be sold under Rule 144(k) of the Commission under the Securities Act or (c) if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such Investor Stock may be made without registration under the Securities Act.

      5.   Representations and Warranties by the Company.  In order to induce
           ---------------------------------------------
Investor to enter into this Agreement and to purchase the Investor Stock, the Company hereby covenants with, and represents and warrants to, Investor, as of the date hereof, except as set forth on the Schedule of Exceptions delivered to Investor concurrently herewith, as follows (unless the context otherwise requires, the "Company" shall refer to the Company and its Subsidiaries, collectively):

           5.1    Organization, Standing, etc.  The Company is a corporation
                  ----------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into this Agreement, to issue the Investor Stock and to carry out the provisions hereof and thereof. The copies of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company which have been delivered to Investor prior to the execution of this Agreement are true and complete and have not been amended or repealed. Subsidiaries of the Company are set forth on Schedule 5.1.
             ------------

           5.2    Qualification.  The Company is duly qualified, licensed or
                  --------------
domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

           5.3    Capital Stock.  The authorized capital stock of the Company
                  -------------
consists of 50,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock, and the Company has no authority to issue any other capital stock. No shares of Preferred Stock have been issued prior to the Closing; 22,770,712 shares of Common Stock are issued and outstanding, and such shares are duly authorized, validly issued, fully paid and nonassessable. Except where the failure to do so would not result in a Material Adverse Effect on the Company, the offer, issuance and sale of the shares of Common Stock were (a) registered or qualified under (or were exempt from the registration and prospectus delivery requirements of) the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other federal and applicable state securities laws, rules and regulations. As of the date hereof, the Company has (A) reserved a total of 154,356 shares of Common Stock for issuance to employees, officers and directors under a 1991 stock purchase plan, under which options to purchase a total of 154,356 shares have been granted, but neither exercised nor forfeited by the holder thereof, (B) reserved a total of 353,050 shares of Common Stock for issuance to employees, officers and directors under a 1994 stock option plan, under which options to purchase a total of 353,050 shares have been granted, but neither exercised nor forfeited by the holder thereof, and (C) reserved a total of 2,353,425 shares of Common Stock for issuance to employees, officers and directors under a 1997 stock incentive plan, under which options to purchase 1,905,700 shares have been granted, but neither exercised nor forfeited by the holder thereof, (D) reserved a total of 200,000 shares of Common Stock for issuance to employees and officers under an Employee Stock Purchase Plan, of which 56,102 shares have been granted, but neither exercised nor forfeited by the holder thereof, and (E) reserved a total of 572,874 shares of Common Stock for issuance upon the exercise of options granted outside the Company's option plans, of which 572,874 shares have been granted, but neither exercised nor forfeited by the holder thereof. The Company has reserved a total of 400,000 shares for issuance upon exercise of outstanding warrants issued by the Company. Under the terms thereof, to the extent that any outstanding award under the 1991 stock purchase plan or 1994 stock option plan expires or terminates prior to exercise of such award in full, or if shares issued upon exercise are repurchased by the Company, the unexercised portion or repurchased shares shall be added to the pool of shares under the 1997 stock incentive plan and shall thereafter be available for grant under the terms of such 1997 stock incentive plan. Each of the 1991 stock purchase plan and 1994 stock option plan has been terminated with respect to future grants of shares of Common Stock. Except as expressly provided in the Initial Purchase Agreement and this Agreement, the Company has no outstanding subscription, option, warrant, call, contract, demand, commitment, convertible security or other instrument, agreement or arrangement of any character or nature whatsoever under which the Company is or may be obligated to issue Common Stock, Preferred Stock or other Equity Security (as hereinafter defined) of any kind. Neither the offer nor the issuance or sale of the Investor Stock constitutes or will constitute an event, under any Equity Security or any anti-dilution or similar provision of any agreement or instrument to which the Company is a party or by which it is bound or affected, which shall either increase the number of shares or units of Equity Securities issuable upon conversion of any securities (whether stock or Indebtedness for Borrowed Money (as hereinafter defined)) or upon exercise of any warrant or right to subscribe to or purchase any stock or similar security (including Indebtedness for Borrowed Money), or decrease the consideration per share or unit of Equity Security to be received by the Company upon such conversion or exercise.

           5.4    Investor Stock.  The Investor Stock has been duly authorized
                  --------------
and validly issued, and upon payment to the Company of the Net Purchase Payment and cancellation of the Initial Note and the Additional Note at the Closing, will be fully paid and nonassessable Common Stock, free and clear of all Liens and restrictions, other than Liens that might have been created by Investor and restrictions imposed by (i) Section 4.2 hereof, (ii) applicable state securities laws, (iii) the Securities Act and (iv) the Stockholder Agreement.

           5.5    Indebtedness for Borrowed Money.  The Company has no
                   ------------------------------
Indebtedness for Borrowed Money except as disclosed on the Balance Sheet or on
Schedule 5.5 hereto.
------------

           5.6    Shareholder List.  Schedule 5.6 hereto contains a true and
                  ----------------   ------------
complete list of the names and addresses of all persons or entities known to the Company, based on Schedules 13D and/or 13G filed by such persons or entities or otherwise based on the Company's actual knowledge, to be the beneficial holders of more than five percent (5%) of the outstanding Common Stock and of the holders of all outstanding options, warrants or other rights to purchase from the Company more than five percent (5%) of Common Stock. With respect to holders of more than 5% of Common Stock, Schedule 5.6 contains, to the Company's
                                         ------------
knowledge, a true and complete description of the number of shares held by each such holder. With respect to each option set forth on such Schedule, Schedule
                                                                      --------
5.6 sets forth the date of grant, the number of shares subject thereto, the
---
exercise price, vesting schedule and expiration date. With respect to the warrants set forth on such Schedule, Schedule 5.6 sets forth the date of issue
                                     ------------
of each warrant, the number of shares of Common Stock subject to the warrant, the exercise price and expiration date. Except as provided on Schedule 5.6, and
                                                               ------------
except for the Investor, no holder of Common Stock or any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right from the Company or, to the Company's knowledge, any Person as a result of the issuance of the Investor Stock or otherwise. Except as provided on Schedule 5.6, there is no voting trust, agreement or arrangement
               ------------
among any of the beneficial holders of Common Stock of the Company affecting the exercise of the voting rights of such stock.

          5.7     Corporate Acts and Proceedings.  All corporate acts and
                  ------------------------------
proceedings required for the authorization, execution and delivery of this Agreement, the offer, issuance and delivery of the Investor Stock and the performance of this Agreement have been lawfully and validly taken or will have been so taken prior to the Closing.

          5.8     Compliance with Laws and Other Instruments.  The business and
                  ------------------------------------------
operations of the Company have been and are being conducted in accordance with all applicable federal, state and local laws, rules and regulations, except to the extent that noncompliance with laws, rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The execution, delivery and performance by the Company of this Agreement (a) will not require from the Board or stockholders of the Company any consent or approval that has not been validly and lawfully obtained, (b) will not require any authorization, consent, approval, license, exemption of or filing or registration with any domestic or, to best of the Company's knowledge, foreign, court or governmental department, commission, board, bureau, agency or instrumentality of government, except such as shall have been lawfully and validly obtained prior to the Closing, (c) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic or foreign, (iii) any order, writ, judgment, injunction, decree, determination or award, or (iv) any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (d) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which the Company is a party or by which the Company or any of its properties, assets or rights is bound or affected, which in any such case would have a Material Adverse Effect on the Company, and (e) will not result in the creation or imposition of any Lien, other than Liens in favor of the Investor. The Company is not in violation of, or (with or without notice or lapse of time or both) in default under, any term or provision of its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or of any indenture, loan or credit agreement (including any agreement evidencing Indebtedness for Borrowed Money), note agreement, deed of trust, mortgage, security agreement or other material agreement, lease or other instrument, commitment or arrangement to which the Company is a party or by which any of the Company's properties, assets or rights is bound or affected, which in any such case would have a Material Adverse Effect on the Company. The Company is not subject to any restriction of any kind or character which prohibits the Company from entering into this Agreement or would prevent its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

          5.9     Binding Obligations.  This Agreement constitutes the legal,
                  -------------------
valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

          5.10    Securities Laws.  Based in part upon the representations of
                  ---------------
Investor in Section 4.2, the offer, issue and sale of the Investor Stock are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          5.11    No Brokers or Finders.  No Person has, or as a result of the
                  ---------------------
transactions contemplated herein will have, any right or valid claim against the Company or the Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity based upon obligations incurred by the Company.

          5.12    Financial Statements.  Included in the Company's Annual Report
                  --------------------
on Form 10-K for the year ended December 31, 1998 is the Company's audited balance sheet (the "Balance Sheet") as of December 31, 1998 (the "Balance Sheet
                    -------------                                 -------------
Date"), and the audited statement of operations for the twelve-month period then
----
ended. Included in the Company's Registration Statement on Form S-1 effective June 19, 1998 (the "Form S-1") are the Company's audited balance sheets as of
                    --------
April 30, 1996 and 1997, and December 31, 1997, and the audited statements of operations, cash flow and shareholders' equity for each of the periods then ended, together with the related opinion thereon of Arthur Andersen LLP, independent certified public accountants. Included in the Company's Report on 10-Q for the quarterly period ended March 31, 1999 (the "Form 10-Q") are the
                                                         ---------
Company's unaudited balance sheet as of March 31, 1999 and the unaudited statement of operations for the three-month period then ended. The foregoing financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects, taken as a whole, the financial condition of the Company at the Balance Sheet Date and other dates therein specified and the results of its operations and cash flow for the periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods ("GAAP"). Specifically, but not by way of limitation,
                           ----
the Balance Sheet discloses all of the material debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) of the Company at the Balance Sheet Date which must be disclosed on a balance sheet in accordance with GAAP.

          5.13    Changes.  Since the Balance Sheet Date, except as disclosed on
                  -------
Schedule 5.13 hereto, the Company has not (a) incurred any material debts,
-------------
obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due in excess of $250,000, except current liabilities incurred in the usual and ordinary course of business, none of which (individually or in the aggregate) materially and adversely affects the business, finances, properties or prospects of the Company, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, (d) sold, transferred or leased any of its assets of value exceeding $250,000 except in the usual and ordinary course of business,
(e) canceled or compromised any debt or claim, or waived or released any right, of value exceeding $250,000, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company, (g) encountered any labor difficulties or labor union organizing activities, (h) made or granted any wage or salary increase to any executive officer other than in the ordinary course of business or entered into any employment agreement, (i) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, (j) modified any Equity Security, except to the extent disclosed on
Schedule 5.6 hereto, (k) declared or paid any dividends on or made any other
------------
distributions with respect to, or purchased or redeemed, any of its outstanding Equity Securities, (l) suffered or experienced any change in, or condition affecting, the condition (financial or otherwise) of the Company as a whole other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been or could reasonably be expected to be materially adverse, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (n) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

          5.14    Material Agreements of the Company.  Except as expressly set
                  ----------------------------------
forth in this Agreement, the Balance Sheet, as disclosed in the Index (compiled pursuant to Item 601 of Regulation S-K of the Commission) to the Company's filings under the Securities Act and the Exchange Act or as disclosed on
Schedule 5.14 hereto, the Company is not a party to any written or oral
-------------
agreement, instrument or arrangement not made in the ordinary course of business that is material to the Company and is either (a) an agreement with any labor
                                ---
union, (b) an agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment over $250,000, (c) an agreement for the employment of any officer on other than an at-will basis, (d) an indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money in excess of $250,000 or subjecting any asset or property of the Company to any Lien, (e) a guaranty of any Indebtedness, (f) a lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $250,000 per annum, (g) a lease or agreement under which the Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company having a value over $250,000 other than in the ordinary course of business, (h) an agreement granting any preemptive right, right of first refusal or similar right to any Person, (i) a covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, or (j) an agreement to register securities under the Securities Act. To the Company's knowledge, all parties having material contractual arrangements with the Company are in substantial compliance therewith, and none is in default in any material respect thereunder, except for noncompliance or defaults which will not have a Material Adverse Effect on the Company.

          5.15    Employees.  Fargo and David Perry (collectively, "Designated
                  ---------                                         ----------
Key Employees") are in the full-time employ of the Company and/or one or more of
-------------
its Subsidiaries. To the best of the Company's knowledge, no Designated Key Employee has any plans to terminate his employment with the Company or a Subsidiary, as the case may be, and the Company has no intention of terminating the employment of any Designated Key Employee. To the best of the Company's knowledge, no Designated Key Employee or any other employee of the Company is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, any license, covenant, or commitment of any nature), or subject to any judgment, decree, or order of any court or administrative agency,
(a) that would conflict with such employee's obligation diligently to promote and further the interests of the Company or (b) that would conflict with the Company's business as now conducted or as proposed to be conducted. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes, and the Company has encountered no material labor difficulties.

          5.16    Tax Returns and Audits.  All required federal, state and local
                  ----------------------
tax returns of the Company have been accurately prepared and duly and timely filed, and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. The Company is not delinquent in the payment of any material tax, assessment or governmental charge. Except as set forth on Schedule 5.16 hereto, there is not currently pending against the
             -------------
Company any tax deficiency proposed or assessed against it and the Company has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge for any tax period for which the statute of limitations has not expired. Except as set forth on Schedule 5.16
                                                               -------------
hereto, none of the Company's federal income tax returns nor any state or foreign income or franchise tax returns has ever been audited by governmental authorities in any of the last five (5) tax years. The reserves for taxes, assessments and governmental charges reflected in the Balance Sheet are and will be sufficient for the payment of all unpaid taxes, assessments and governmental charges payable by the Company with respect to the period ended on the Balance Sheet Date.

           5.17   Patents and Other Intangible Assets.
                  -----------------------------------

                  (a) Except as disclosed on Schedule 5.17 hereto, the Company
                                             -------------
(i) owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in or necessary for the conduct of its business as now conducted and proposed to be conducted, (ii) to the Company's knowledge, is not infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any patent, trademark, service mark, trade name, copyright or license with respect thereto, where such infringement would have a Material Adverse Effect on the Company.

                 (b) The Company owns or has the right to use all product rights, manufacturing rights, trade secrets, including know-how, negative know-how, formulas, patterns, compilations, programs, devices, methods, techniques, processes, inventions, designs, technical data, computer software (in both source code and object code forms and all documentation therefor), including without limitation the Operational Software (as hereinafter defined) (all of the foregoing of which are collectively referred to herein as "intellectual
                                                           ------------
property") required for or incident to the conduct of the Company's business, as
--------
it is presently conducted, in each case free and clear of any right, Lien or claim of others, including without limitation former employers of its employees, except for rights reserved by the licensors of such intellectual property and rights granted by the Company pursuant to license, publishing and distribution agreements, and except where such right, lien or claim would not have a Material Adverse Effect on the Company.

                  (c) Since its organization, the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all intellectual property and all Inventions (as defined below). Without limiting the generality of the foregoing, except as set forth on Schedule 5.17, each of
                                                        -------------
the Company's present employees has signed an agreement with the Company in the form provided to Investor, and each of the Company's past employees has signed an agreement with the Company substantially in the form provided to Investor, except, in either such case, where the failure to do so would not have a Material Adverse Effect on the Company. As used herein, "Inventions" means all
                                                         ----------
inventions, developments and discoveries which during the period of an employee's or other Person's service to the Company he or she makes or conceives of, either solely or jointly with others, that relate to any subject matter with which his or her work for the Company may be concerned, or relate to or are connected with the business, products, services or projects of the Company, or relate to the actual or demonstrably anticipated research or development of the Company or involve the use of the Company's time, material, facilities or trade secret information.

                  (d) Except for license, publishing and distribution agreements with third parties entered into in the ordinary course of business, and except as disclosed on Schedule 5.17 hereto, the Company has not sold, transferred,
                -------------
assigned, licensed or subjected to any Lien, any intellectual property, trade secret, know-how, invention, design, process, computer software or technical data, or any interest therein, necessary for the development, manufacture, use, operation or sale of any product listed on Schedules 5.27(a) and 5.27(b) hereto.
                                           -----------------------------

                  (e) No director, officer, employee, agent or shareholder of the Company owns or has any right in the intellectual property of the Company, or any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing, or any inventions, developments or discoveries used in or necessary for the conduct of the Company's business as now conducted and as proposed to be conducted, which could reasonably be expected to have a Material Adverse Effect on the Company.

                  (f) The Company has not received any communication alleging or stating that the Company or any of its employees or other agents has violated or infringed, or by conducting business as proposed, would violate or infringe, any patent, trademark, service mark, trade name, copyright, trade secret, proprietary right, process or other intellectual property of any other Person, which could reasonably be expected to have a Material Adverse Effect on the Company.

           5.18   Employment Benefit Plans; ERISA.  Except for the Interplay
                  -------------------------------
Productions 401(k) Profit Sharing Plan (the "Plan"), as described in Schedule
                                             ----                    --------
5.18, the Company does not maintain or make contributions to any pension, profit
----
sharing or other employee retirement benefit plan. The Plan has been maintained in compliance with all applicable laws, ordinances, rules, regulations, permits, orders, writs, judgments, injunctions, decrees, determinations and awards of any agency, government, or arbitrator. The Company has no material liability with respect to the Plan or any other such plan (including, without limitation, any unfunded liability or any accumulated funding deficiency) or any material liability to the Pension Benefit Guaranty Corporation or under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with
                                                              -----
respect to the Plan or any multi-employer pension benefit plan, nor would the Company have any such liability if the Plan or any multi-employer plan were terminated or if the Company withdrew, in whole or in part, from the Plan or any multi-employer plan. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will constitute a termination of employment or other event entitling any person to any additional or other benefits, or that would otherwise modify benefits or the vesting of benefits, provided under the Plan.

           5.19   Title to Property and Encumbrances; Leases.  The Company has
                  ------------------------------------------
good and marketable title to all of its properties and assets, including without limitation the properties and assets reflected in the Balance Sheet and the properties and assets used in the conduct of its business, except for properties disposed of in the ordinary course of business since the Balance Sheet Date and except for properties held under valid and subsisting leases which are in full force and effect and which are not in default, subject to no Lien, except those which are shown and described on the Balance Sheet and except for Permitted Liens (as hereinafter defined). All material leases under which the Company is lessee of any real or personal property are valid, enforceable and effective in accordance with their terms; there is not under any such lease any existing or claimed default by the Company or event or condition which with notice or lapse of time or both would constitute a default by the Company. Except as disclosed on Schedule 5.19 hereto, no material lease under
                                -------------
which the Company is lessee of any real property contains any provision which either (i) treats a sale or transfer of any or all of the outstanding stock of the Company or a merger of the Company with another Person as an assignment of the Company's leasehold interest, or (ii) otherwise requires the consent of the lessor in the event of any such sale, transfer or merger.

          5.20    Condition of Properties.  All facilities, machinery,
                  -----------------------
equipment, fixtures, vehicles and other properties owned, leased or used by the Company with fair market value in excess of $250,000 are in good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for the Company's business.

          5.21    Insurance Coverage.  There is in full force and effect one or
                  ------------------
more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations engaged in the same or similar business and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and the Company has no knowledge of any facts that cause it to believe that the Company will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company.

          5.22    Litigation.  Except as disclosed on Schedule 5.22 hereto,
                  ----------                          -------------
there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the Company's knowledge, threatened against or affecting (i) the Company or its properties, assets or business (existing or contemplated), or (ii) any Designated Key Employee, before any court or governmental department, commission, board, bureau, agency or instrumentality or any arbitrator, which if adversely determined would have a Material Adverse Effect on the Company. Except as disclosed on Schedule 5.22 hereto, the Company
                                               -------------
is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding, which if adversely determined would have a Material Adverse Effect on the Company. Neither the Company nor, to the best of the Company's knowledge, any of the Key Employees is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

          5.23    Registration Rights.  Except as set forth on Schedule 5.23,
                  -------------------                          -------------
other than under this Agreement and the Initial Purchase Agreement, the Company has not agreed to register under the Securities Act any of its authorized or outstanding securities.

          5.24    Licenses.  The Company possesses from the appropriate agency,
                  --------
commission, board and governmental body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which are necessary for the Company to engage in the business currently conducted by it and proposed to be conducted (except where the failure to so hold would not have a Material Adverse Effect on the Company), including without limitation the development, manufacture, use, sale and marketing of its existing and proposed products and services; and all such certificates, licenses, permits, authorizations and rights have been lawfully and validly issued and are in full force and effect.

          5.25    Interested Party Transactions.  Except as disclosed on
                  -----------------------------
Schedule 5.25 hereto, no officer, director or 5% shareholder of the Company or
-------------
any Affiliate of any such Person or the Company has, either directly or indirectly, (a) a material interest in any Person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any transaction, contract or agreement to which the Company is a party or by which it is bound or affected.

          5.26    Minute Books.  The minute books of the Company provided to
                  ------------
Paul, Hastings, Janofsky & Walker LLP, special counsel for the Investor, contain all resolutions adopted by directors and stockholders since the incorporation of the Company and fairly and accurately reflect, in all material respects, all matters and transactions referred to in such minutes.

           5.27   Computer Software.
                  -----------------

                  (a) Each of the computer software programs developed by the Company that are listed on Schedule 5.27(a) hereto (the "Operational Software")
                           ----------------              --------------------
is functional, complete and operational in all material respects in accordance with its specifications, has been documented in accordance with the Company's standard practices, and the Company possesses both the source code and object code versions thereof.

                  (b) Attached as Schedule 5.27(b) hereto is a true and complete
                                  ----------------
list of all computer software games currently in active development by or on behalf of the Company (the "Developing Software"). Schedule 5.27(b) also sets
                            -------------------    ----------------
forth whether each such game is being internally or externally developed and, if externally developed, the name of the third party developer.

           5.28   Interplay Web Site and Systems.
                  ------------------------------

                  (a) The Company owns and has the right to communicate and publish its "Interplay" Internet product offering (the "Web Site") and conduct
                                                        --------
business on the World Wide Web at the Internet address "interplay.com" and in connection therewith to use the registered service mark and trade name "Interplay" and in so doing is not acting in conflict with any patent, trademark, service mark, trade name, copyright, trade secret, license or other proprietary right with respect thereto, except where such conflict would not have a Material Adverse Effect on the Company.

                  (b) The Company has not received any communication from any Person that the Web Site or the conduct of the Company's business is in violation of any law, rule or regulation or in conflict with any patent, trademark, service mark, trade name, copyright, trade secret, license or other proprietary right with respect thereto, except where such violation or conflict would not have a Material Adverse Effect on the Company.

          5.29    Product Returns.  Schedule 5.29 hereto sets forth the
                  ---------------   -------------
Company's experience with respect to the return of any of its products sold or leased for the three (3) year period ended on December 31, 1998 and for the three (3) month period ended March 31, 1999.

          5.30    Disclosure.  To the Company's knowledge, the information
                  ----------
contained in this Agreement, in the Form 10-Q, the Balance Sheet and the Form S-1, and in any writing furnished pursuant hereto or in connection herewith, taken as a whole, is true, complete and correct (except that with respect to the Form 10-Q, the Balance Sheet and the Form S-1, the information contained therein shall be true, complete and correct as of the date thereof), and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or herein or necessary to make the statements therein or herein, in light of the circumstances under which they were made, not misleading.

     6.   Representations and Warranties of Investor.  In order to induce the
          ------------------------------------------
Company to enter into this Agreement and to issue the Investor Stock, Investor hereby covenants with, and represents and warrants to, the Company as follows:

          6.1     Organization, Standing, etc  Investor is a corporation duly
                  ---------------------------
organized, validly existing and in good standing under the laws of France, and has all requisite corporate power and authority to enter into this Agreement, and to carry out the provisions hereof and thereof.

          6.2     Corporate Acts and Proceedings.  All corporate acts and
                  ------------------------------
proceedings required for the authorization, execution and delivery of this Agreement by Investor, and the performance of this Agreement by Investor, have been lawfully and validly taken or will have been so taken prior to the Closing.

          6.3     Compliance with Laws and Other Instruments.  The execution,
                  ------------------------------------------
delivery and performance by Investor of this Agreement (a) will not require from the board of directors or stockholders of Investor any consent or approval that has not been validly and lawfully obtained, (b) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, except such as shall have lawfully and validly obtained prior to the Closing, (c) will not cause Investor to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic of foreign, (iii) any order, writ, judgment, injunction, decree, determination or award binding upon Investor, or
(iv) any provision of the charter documents of Investor, (d) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement or other material agreement, lease or instrument, commitment or arrangement to which Investor is a party or by which Investor or any of its properties, assets or rights is bound or affected, which in any case would have a Material Adverse Effect on Investor.

          6.4     Binding Obligations.  This Agreement constitutes the legal,
                  -------------------
valid and binding obligations of Investor and is enforceable against Investor in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

          6.5     No Brokers or Finders.  No Person has, or as a result of the
                  ---------------------
transactions contemplated herein will have, any right or valid claim against the Company or Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity, except for Concordia Capital Technology Group, Inc., whose fees will be the responsibility of the Investor.

     7.   Conditions of Parties' Obligations.
          ----------------------------------

          7.1     Conditions of Investor's Obligations at the Closing.  The
                  ---------------------------------------------------
obligation of Investor to purchase and pay for the Investor Stock is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by Investor:

                  (a) No Errors, etc. The representations and warranties of the
                      --------------
Company under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects (except to the extent already qualified as to materiality, in which case such representations and warranties shall then be true and correct in all respects).

                  (b) Compliance with Agreement. The Company shall have
                      -------------------------
performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

                  (c) No Default. There shall not exist on the Closing Date any
                      ----------
Default (as hereinafter defined) or Event of Default (as hereinafter defined) or any event or condition which, with the giving of notice or lapse of time or both, would constitute a Default or Event of Default.

                  (d) Certificate of Company. The Company shall have delivered
                      ----------------------
to Investor a certificate dated the Closing Date, executed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying the satisfaction of the conditions specified in subsections (a), (b) and (c) of this
Section 7.1.

                  (e) Opinion of the Company's Counsel. The Investor shall have
                      --------------------------------
received from Stradling Yocca Carlson & Rauth, a professional corporation, counsel for the Company, a favorable opinion dated the Closing Date substantially in the form of Exhibit A hereto.
                             ---------

                  (f) Qualification Under State Securities Laws. All
                      -----------------------------------------
registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement, including without limitation the offer, sale, issue and delivery of the Investor Stock.

                  (g) Supporting Documents.  Investor shall have received the
                      --------------------
following:

                      (1) Copies of resolutions of the Board, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of this Agreement, and all other documents and instruments to be delivered pursuant hereto and thereto, and taking all such other actions as required by the Delaware General Corporation Law with respect to this Agreement (including without limitation, if necessary, approval by the stockholders of the Company), and the transactions contemplated hereby;

                  (2) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subsection (1) above and further certifying that the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company delivered to the Investors at the time of the execution of this Agreement have been validly adopted and have not been amended or modified; and

                  (3) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Investor or its special counsel, Paul, Hastings, Janofsky & Walker LLP ("Investor Counsel"),
                                                             ----------------
may reasonably request.

          (h) Proceedings and Documents.  All corporate and other proceedings
              -------------------------
and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be satisfactory in form and substance to Investor and to Investor Counsel.

          (i) Employment Agreements.  The Company shall have entered into a
              ---------------------
three-year employment agreement with Brian Fargo in substantially the form attached hereto as Exhibit B, and a three-year employment agreement with Herve
                   ---------
Caen in substantially the form attached hereto as Exhibit C.
                                                  ---------

          (j) Lender's Consent.  The Company's lenders with respect to any
              ----------------
Indebtedness for Borrowed Money shall have approved this Agreement and the transactions contemplated hereby, and shall otherwise provide such assurances to Investor as Investor may reasonably request with respect to the use of the proceeds from the sale of the Investor Stock and the continuing availability and renewal of such lenders' current credit facility to the Company (or the Company shall have provided such assurances to Investor with respect to a substitute credit facility).

          (k) Waiver of Existing Rights Agreement.  If necessary, the requisite
              -----------------------------------
percentage of the Holders (as defined therein) party to the Investors' Rights Agreement dated as of October 10, 1996, by and among the Company and the Holders (the "Existing Rights Agreement"), shall have waived the application of the
      -------------------------
Existing Rights Agreement (including without limitation Section 1.12 thereof) to the issuance of the Investor Stock and the registration rights granted hereunder with respect to the Investor Stock.

          (l) Government and Other Consents.  Any approval, consent or waiting
              -----------------------------
period required by any governmental agency or authority, or any other Person, necessary or material to the consummation of the transactions contemplated hereby shall have been obtained or expired, as the case may be, including without limitation any approval from NASDAQ and any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          (m) Stockholder Agreement. The Company, Investor and Fargo shall have
              ---------------------
entered into the Stockholder Agreement substantially in the form of Exhibit D
                                                                    ---------
hereto.

                  (n) Exchange Agreement. Investor and Fargo shall have entered
                      ------------------
into the Exchange Agreement substantially in the form of Exhibit E hereto, and
                                                         ---------
Fargo shall have delivered the proxy to Investor and the Interplay Shares (each as defined in the Exchange Agreement) into escrow as contemplated therein.

                  (o) Termination of Shareholders' Agreement. The Shareholders'
                      --------------------------------------
Agreement dated March 30, 1994 by and among the Company, Fargo and MCA Inc. shall have been terminated and be of no further force or effect.

                  (p) Operating Plan. Titus and Fargo shall have jointly
                      --------------
developed the Operating Plan for the operation of the Company for the period beginning the first day of the month following the Closing Date and ending December 31, 1999.

                  (q) Universal Option.  Universal shall have delivered to
                      ----------------
Investor the shares of Option Stock (as defined therein).

          7.2     Conditions of Company's Obligations.  The Company's obligation
                  -----------------------------------
to issue and sell the Investor Stock to Investor on the Closing Date is subject to the fulfillment prior to or at the Closing Date of the conditions precedent specified in paragraphs (f), (i), (j), (k), (l), (m), (n), (o) and (q) of
Section 7.1 hereof, to the approval of the Company's stockholders of the transactions contemplated hereby, and to the accuracy in all material respects of the representations of Investor in Section 4.2 and Section 6 of this Agreement.

     8.   Covenants of the Company and Fargo.  The Company agrees that unless
          ----------------------------------
Investor otherwise agrees in writing, from the date hereof through the later of the Final Valuation Date (as defined below) or the effective date of registration statement with respect to the Investor Shares (the "Adjustment
                                                                 ----------
Period"), unless another period is expressly provided for in this Section 8, the
------
Company (and each of its Subsidiaries unless the context otherwise requires) and, to the extent expressly provided herein, Fargo, will do the following:

          8.1     Maintain Insurance.  Maintain in full force and effect (a) a
                  ------------------
policy or policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business and similarly situated, and
(b) the life insurance policy on the life of Fargo, for the benefit of Investor, in accordance with Section 8.18 of the Initial Purchase Agreement.

          8.2     Compliance With Initial Purchase Agreement.  Continue to
                  ------------------------------------------
comply with the following covenants and agreements binding upon the Company set forth in the Initial Purchase Agreement in accordance with their respective terms: Sections 8.1, 8.3 through 8.9, 8.11, 8.12, 8.15, 8.17 and 9, including
Sections 9.1 through 9.4.

          8.3     Compliance with Section 7.  Use commercially reasonable
                  -------------------------
efforts to cause the conditions specified in Section 7.1 hereof to be met by the Closing Date.

          8.4     Use of Proceeds.  Use the proceeds from the sale of the
                  ---------------
Investor Stock hereunder solely for the purposes set forth on Schedule 8.4
                                                              ------------
hereto.

          8.5     Exclusivity.  The Company will not, between the date hereof
                  -----------
and the earlier of the Closing or the termination of this Agreement (the

"Restricted Period"), directly or indirectly, through any officer, director,
------------------
employee, agent, 5% stockholder, partner or otherwise, (a) solicit or initiate, or participate in discussions or negotiations with, or encourage the submission of bids, offers or proposals by (or commence negotiations with or provide any information to), any Person with respect to an acquisition of the Company, its business or assets, or any interest therein, other than Investor, or (b) provide any non-public information concerning the Company, its business or assets, to any Person, other than Investor, except for product developers, distributors, publishers and licensees under agreements with the Company entered into in the ordinary course of business consistent with past practices, except for the Company's lender. Notwithstanding the foregoing, the Company may entertain a written unsolicited bid or proposal from, and provide non-public information to, any party who delivers such a written bid or proposal with respect to an acquisition of the Company, its business or assets, but only if and so long as the Board determines in good faith by a majority vote (with the written concurring and concurrent advice from outside legal counsel) that failing to entertain such written bid or proposal would constitute a breach of the fiduciary duties of the Board under applicable law. The Company shall notify Investor in writing promptly upon receipt of any bids, offers or proposals received, written or oral. The Company further agrees that it will not engage any broker, financial advisor or other consultant on a basis which might provide such broker, financial advisor or consultant with an incentive to initiate or encourage proposals or offers from other parties with respect to the Company, its business or assets, or any interest therein. The Company shall not commence any proceeding to merge, consolidate, liquidate or dissolve the Company or obligate itself to do so.

          8.6     Restriction on Transfer of Fargo's Common Stock.  During the
                  -----------------------------------------------
Restricted Period, Fargo shall not sell, assign, pledge, mortgage or otherwise dispose of or transfer his Common Stock, or any other securities of the Company, whether now owned or hereafter acquired, or agree to do any of the foregoing, except to Investor.

          8.7     Fargo Voting Covenant.  Fargo hereby agrees, if necessary, to
                  ---------------------
vote his shares of Common Stock in favor of the issuance and sale of the Investor Stock.

          8.8     HSR Filing.  From the date hereof through the Closing, to the
                  ----------
extent that Investor is required in connection with the transactions contemplated hereby, or the transactions contemplated by the Initial Purchase Agreement or the Universal Agreement, to file a notification and report form in compliance with the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated thereunder (collectively, the "HSR Act"), the Company shall agree to fully cooperate with Investor to enable
 -------
Investor to promptly make such filing and to respond to any requests for additional information in connection therewith.

          8.9     Development of Extended Operating Plan.  The Company and Fargo
                  --------------------------------------
shall cooperate with Investor, and Investor's officers, employees and representatives in the development of an extended operating plan for the Company for the Company's fiscal year ending December 31, 2000 (the "Extended Operating
                                                             ------------------
Plan").
----

          8.10    Maintenance of Distribution Arrangements; Negotiations for
                  ----------------------------------------------------------
Distribution Agreement.  The Company shall continue to distribute certain of
----------------------
Investor's products to those accounts previously agreed upon by the Company and Investor on the terms previously agreed upon by the parties. The Company shall enter into good faith negotiations with Investor involving the grant by Investor to the Company (or a newly formed entity jointly owned by the Company and Investor) of exclusive rights to distribute in North America all or a portion of Investor's products related to console gaming systems, in exchange for consideration to be mutually agreed upon by the Company and Investor.

     9.   Covenants of Investor.  Investor agrees that, unless the Company
          ---------------------
otherwise agrees in writing, during the Restricted Period (unless another period is expressly provided for in this Section 9) Investor will do the following:

          9.1     Compliance with Legal Requirements.  Comply promptly with all
                  ----------------------------------
legal requirements that applicable law may impose upon it with respect to the transactions contemplated by this Agreement, and cooperate promptly with, and furnish information to, the Company in connection with any such requirements imposed upon Investor in connection therewith or herewith.

          9.2     Additional Financing.  Use its commercially reasonable efforts
                  --------------------
to raise additional debt or equity financing in the European capital markets following the Closing on terms and conditions reasonably acceptable to Investor (the "Investor Financing"). If Investor can raise such Investor Financing, and
      ------------------
such Investor Financing is in the form of debt or debt and equity, provide the Company with an unsecured line of credit (the "Line of Credit") for a term of
                                               --------------
one year in an aggregate principal amount equal to the lesser of (a) thirty percent (30%) of the Investor Financing or (b) Fifteen Million Dollars ($15,000,000), in either case with an interest rate and other material terms substantially the same as the Investor Financing. If Investor can raise such Investor Financing, and such financing is solely in the form of equity, the interest rate payable and other material terms with respect to such Line of Credit would have an interest rate and other material terms substantially the same as the terms of any intercompany indebtedness between Investor and its subsidiary, Titus Software Corporation, which interest rate shall be the lowest rate permitted by applicable law. Investor shall, from time to time, execute and deliver commercially reasonable Subordination agreements with respect to any senior lender of the Company.

          9.3     Compliance With Initial Purchase Agreement.  Except as
                  ------------------------------------------
expressly provided otherwise herein, continue to comply with all covenants and agreements binding upon Investor set forth in the Initial Purchase Agreement.

          9.4     Maintenance of Distribution Arrangements; Negotiations for
                  ----------------------------------------------------------
Distribution Agreement. Investor shall continue to permit the Company to
----------------------
distribute certain of Investor's products to those accounts previously agreed upon by the Company and Investor on the terms previously agreed upon by the parties. Investor shall enter into good faith negotiations with the Company involving the grant by Investor to the Company (or a newly formed entity jointly owned by the Company and Investor) of exclusive rights to distribute in North America all or a portion of Investor's products related to console gaming systems, in exchange for consideration to be mutually agreed upon by the Company and Investor.

     10.  Registration of Investor Stock.
          ------------------------------

          10.1    Required Registration. On the date which is one business day
                  ---------------------
after the Closing Date (the "Registration Date"), the Company shall prepare and
                             -----------------
file a registration statement under the Securities Act, on a form selected by the Company, covering all Investor Stock (which registration statement may also cover all of the shares to be registered under the Initial Purchase Agreement under the terms and conditions set forth therein ) and shall use its best efforts to cause such registration statement to become effective as expeditiously as possible and to remain effective until the earlier to occur of the date (x) the Investor Stock covered thereby has been sold, or (y) by which all Investor Stock covered thereby may be sold under Rule 144(k). Notwithstanding the foregoing, if (i) prior to the Registration Date, the Company shall become ineligible to use Form S-3 or (ii) prior to such date the Company enters into an agreement to cause a sale or other disposition of all or substantially all of the assets or outstanding Common Stock of the Company and the Investor would be materially prejudiced in such transaction by holding unregistered Common Stock, then in either of such cases the Company shall promptly prepare and file such registration statement on Form S-1. Without limiting the generality of clause (ii) in the preceding sentence, the parties agree that Investor would be materially prejudiced in such transaction in the event that it is unable to dispose of the shares of Investor Stock immediately upon the consummation of such transaction.

          10.2    Registration Procedures.  When the Company effects the
                  -----------------------
registration of the Investor Stock under the Securities Act pursuant to Section
10.1 hereof, the Company will, at its expense, as expeditiously as possible:

                  (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period described herein, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period and such registration statement and prospectus accurate and complete for such period; the plan of distribution set forth in such registration statement or in any amendment or supplement shall be subject to the approval of Investor;

                  (b) Furnish to Investor such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Investor may reasonably request in order to facilitate the public offering of such securities;

                  (c) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Investor may reasonably request within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                  (d) Notify Investor, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (e) Notify Investor promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (f) Prepare and file with the Commission, promptly upon the request of Investor, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Investor, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Investor Stock by Investor;

                  (g) Prepare and promptly file with the Commission, and promptly notify Investor of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary (i) to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) to revise or amend the plan of distribution of the Investor Stock, as requested by Investor;

                  (h) In case Investor is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations; and

                  (i) Advise Investor, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

          10.3    Expenses.  With respect to any registration effected pursuant
                  --------
to Section 10.1 hereof, the Company agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; provided, however, that Investor shall bear its pro rata share of any underwriting discounts or commissions. The fees, costs and expenses of registration to be borne as provided in this Section 10.3 shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, reasonable fees and disbursements of one firm of counsel for the Investor (not to exceed $15,000), and the premiums and other costs of policies of insurance against liability of directors and officers arising out of such public offering.

           10.4   Indemnification.
                  ---------------

                  (a) The Company will indemnify and hold harmless Investor and any underwriter (as defined in the Securities Act) for Investor, and any Person who controls Investor or such underwriter within the meaning of the Securities Act, and any officer, director, employee, agent, partner or affiliate of Investor, from and against, and will reimburse Investor and each such underwriter, controlling person, officer, director, employee, agent, partner and affiliate with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which Investor or any such underwriter or controlling Person or any such officer, director, employee, agent, partner or affiliate may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity in all material respects with information furnished to the Company by Investor, such underwriter or such controlling person or such officer, director, employee, agent, partner or affiliate in writing specifically for use in the preparation thereof.

                  (b) Investor will indemnify and hold harmless the Company, and any Person who controls the Company within the meaning of the Securities Act, from and against, and will reimburse the Company and such controlling Persons with respect to, any and all losses, damages, liabilities, costs or expenses to which the Company or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity in all material respects with written information furnished by Investor to the Company in writing specifically for use in the preparation thereof. Notwithstanding the foregoing, the liability of Investor pursuant to this subsection (b) shall be limited to an amount equal to the per share sale price (less any brokerage or underwriting discount and commissions) multiplied by the number of shares of Investor Stock sold by Investor pursuant to the registration statement which gives rise to such obligation to indemnify (less the aggregate amount of any damages which Investor has otherwise been required to pay in respect of such losses, damages, liabilities, costs or expenses or any substantially similar losses, damages, liabilities, costs or expenses arising from the sale of such Investor Stock).

                  (c) Promptly after receipt by a party indemnified pursuant to the provisions of paragraph (a) or (b) of this Section 10.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10.4 and shall not relieve the indemnifying party from liability under this Section 10.4 except to the extent that such indemnifying party is materially prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraph
(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for in subsection (a) or
(b) of this Section 10.4 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount Investor shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share sale price (less any brokerage or underwriting discount and commissions) multiplied by the number of shares of Investor Stock sold by Investor pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which Investor has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Investor Stock). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

          10.5    Reporting Requirements Under the Exchange Act. The Company
                  ---------------------------------------------
shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) of the Exchange Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 10.5 are (a) to enable Investor to comply with the current public information requirement contained in paragraph (c) of Rule 144 should Investor ever wish to dispose of any of the Investor Stock without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (b) to qualify the Company for the use of registration statements on Form S-3.

          10.6    Investor Information.  The Company may require Investor to
                  --------------------
furnish the Company such information with respect to Investor and the distribution of the Investor Stock as the Company may from time to time reasonably request in writing as shall be required by law or by the Commission in connection therewith.

          10.7    Transferability of Registration Rights.  Notwithstanding
                  --------------------------------------
anything to the contrary in this Section 10, the rights of the Investor under this Section 11 shall automatically transfer to any transferee of at least ten percent (10%) of the Investor Stock in accordance with Section 14.5 hereof.

          10.8    Suspension of Registration Obligations in Initial Purchase
          ----    ----------------------------------------------------------
Agreement; Reinstatement of Registration Obligations in Event of Termination.
----------------------------------------------------------------------------
The Company's obligations set forth in this Section 10 shall be deemed to relieve the Company of its obligations set forth in Section 11 of the Initial Purchase Agreement; provided, however, that if this Agreement is terminated
                    --------  -------
prior to the Closing Date, then the Company's obligations in Section 11 of the Initial Purchase Agreement shall be reinstated as set forth therein; provided,
                                                                     --------
further, that upon such reinstatement Section 11.1 of the Initial Purchase
-------
Agreement shall be deemed amended to (a) replace "June 21, 1999" in the first sentence thereof with the first business day following the date of termination of this Agreement, and (b) include in the definition of "Registrable Stock" all shares of Common Stock into which the Initial Note and/or Additional Note have been converted, if any, in accordance therewith.

     11.  Enforcement.
          -----------

          11.1    Survival of Representations and Warranties.  The
                  ------------------------------------------
representations, warranties, covenants and agreements of the parties hereto contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement or at the Closing shall survive any examination by or on behalf of any party hereto and shall survive the Closing and the consummation of the transactions contemplated hereby until the date which is twelve (12) months after the Closing Date; provided, however, that each of the
                                           --------  -------
representations and warranties contained in Sections 5.4, 5.7 and 5.9 hereof shall survive any examination by or on behalf of any party hereto and shall survive the Closing and the consummation of the transactions contemplated hereby until the expiration of any applicable statute of limitations with respect to such representation and warranty.

           11.2   Indemnification.
                  ---------------

                  (a) Subject to Section 11.2(e), the Company hereby covenants and agrees to defend, indemnify and save and hold harmless Investor, together with its officers, directors, shareholders, employees, attorneys and representatives and each Person who controls Investor within the meaning of the Securities Act, from and against any loss, cost, expense, liability, claim or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding (each, an "Action") and all costs of investigation)
                                ------
(collectively, the "Damages") arising out of or resulting from (i) any Default,
                    -------
or any inaccuracy in or breach of, or failure to perform or observe, any representation, warranty, covenant or agreement made by the Company or Fargo in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing, or (ii) any claims of third parties claiming compensation, commissions or expenses for services as a broker or finder based upon obligations incurred by the Company.

          (b) In the event that any indemnified party is made a defendant in or party to any action, suit, proceeding or claim, judicial or administrative, instituted by any third party for Damages or other relief (any such third party action, suit, proceeding or claim being referred to as a "Claim"), the
                                                          -----
indemnified party (referred to in this clause (b) as the "notifying party")
                                                          ---------------
shall give notice thereof (a "Notice of Claim") as soon as practicable and in
                              ---------------
any event within thirty (30) days after the notifying party receives notice thereof. The failure to give such notice shall not affect whether an indemnifying party is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the indemnifying party's ability to defend such Claim, and then only to the extent of such loss. Notice of the intention so to contest and defend shall be given by the indemnifying party to the notifying party within twenty (20) business days after the notifying party's notice of such Claim (but, in all events, at least ten (10) business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the indemnifying party and approved by the indemnified party (which approval will not be unreasonably withheld). The indemnifying party shall have the sole right to control the contest and defense of such Claim. The notifying party shall be entitled, at its own cost and expense (which expense shall not constitute Damages unless the notifying party reasonably determines that the indemnifying party because of a conflict of interest, may not adequately represent, the interests of the indemnified parties, and has provided the indemnifying party with notice of such determination, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. The notifying party will cooperate with the indemnifying party in the conduct of such defense. Neither the notifying party nor the indemnifying party may concede, settle or compromise any Claim without the consent of the other party, which consent will not be unreasonably withheld or delayed in light of all factors of importance to such party; provided, however, that if the indemnified party shall fail to consent to the settlement of any Claim where (i) such settlement includes an unconditional release of all claims against the indemnified party and requires no payment on the part of the indemnified party to the claimant or any other party, (ii) such settlement does not require any action on the part of the indemnified party and does not impose terms restricting or adversely affecting the indemnified party's activity, and (iii) the claimant has affirmatively indicated that it will accept such settlement, then the indemnifying party shall no liability with respect to any payment to be made in respect of such claim in excess of the proposed settlement amount.

          (c) In the event any indemnified party shall have a claim against any indemnifying party that does not involve a Claim, the indemnified party shall deliver a notice of such claim with reasonable promptness to the indemnifying party. The failure to give such notice shall not affect whether an indemnifying party is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the indemnifying party's ability to defend such claim, and then only to the extent of such loss. If the indemnifying party notifies the indemnified party that it does not dispute the claim described in such notice or fails to notify the indemnified party within thirty (30) days after delivery of such notice by the indemnified party whether the indemnifying party disputes the claim described in such notice, the Damages in the amount specified in the indemnified party's notice will be conclusively deemed a liability of the indemnifying party and the indemnifying party shall pay the amount of such Damages to the indemnified party on demand.

          (d) Any claim for indemnity under this Section 11.2 shall be delivered in writing to the indemnifying party and set forth with reasonable specificity as to the amount claimed and the underlying facts supporting such claim. The indemnifying party shall have thirty (30) days to accept or dispute such claim by written notice to the indemnified party (a "Contest Notice"); provided,
                                               --------------
however, that if, at the time a Notice of Claim is submitted to the indemnifying party the amount of the Claim in respect thereof has not yet been determined, such thirty (30) day period shall not commence until a further written notice (a "Notice of Liability") has been sent or delivered by the indemnified party to
 -------------------
the indemnifying party setting forth the amount of the Claim incurred by the indemnified party that was the subject of the earlier Notice of Claim. Such Contest Notice shall specify the reasons or bases for the objection of the Indemnifying Party to the claim, and if the objection relates to the amount of the Claim asserted, the amount, if any, which the indemnifying party believes is due the indemnified party. If no such Contest Notice is given with such 30-day period, the obligation of the indemnifying party to pay to the indemnified party the amount of the Claim set forth in the Notice of Claim, or subsequent Notice of Liability, shall be deemed established and accepted by the indemnifying party. If, on the other hand, the indemnifying party contests a Notice of Claim or Notice of Liability (as the case may be) within such 30-day period, the indemnified party and the indemnifying party shall thereafter attempt in good faith to resolve their dispute by agreement. If the parties are unable to so resolve their dispute within the immediately succeeding thirty (30) days, such dispute shall be resolved by binding arbitration in Los Angeles, California, as provided in Section 14.13 below. The award of the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. Upon final determination of the amount of the Claim that is the subject of an indemnification claim (whether such determination is the result of the indemnifying party's acceptance of, or failure to contest, a Notice of Claim or Notice of Liability, or of a resolution of any dispute with respect thereto by agreement of the parties or binding arbitration), such amount shall be payable, in cash by the indemnifying party to the indemnified parties who have been determined to be entitled thereto within fifteen (15) days of such final determination of the amount of the Claim due by the indemnifying party. Any amount that becomes due hereunder and is not paid when due shall bear interest at the maximum legal rate per annum from the date due until paid.

          (e) Anything to the contrary notwithstanding, (i) the Investor shall not be indemnified and held harmless in respect of any Damages unless and until the aggregate amount of such Damages exceeds $100,000, in which event the Investor shall be indemnified and held harmless in respect of all Damages without regard to the foregoing $100,000 limit, and (ii) the liability of the Company to the Investor shall be limited to an amount equal to the Purchase Payment.

          (f) Investor hereby covenants and agrees to defend, indemnify and save and hold harmless the Company, together with officers, directors, shareholders, employees, attorneys and representatives and each Person who controls the

Company within the meaning of the Securities Act from and against any Damages arising out of or resulting from (i) any inaccuracy in breach of, or failure to perform or observe, any representation, warranty, covenant or agreement made by Investor in this Agreement or in any writing or other agreement delivered pursuant hereto, or (ii) any claims of third parties claiming compensation, commissions or expenses for services as a broker or finder based upon obligations incurred by Investor.

                  (g) Except as provided in Section 11.3, the provisions of this
Section 11.2 shall be the exclusive remedy or exclusive means to obtain relief, as the case may be, of any party in the event of any breach of any representation, warranty, covenant or agreement contained herein (or in any certificate or other document delivered pursuant hereto) by another party, or with respect to any Action or Claim; provided, however, that this subsection (g)
                                     --------  -------
shall not limit any statutory claim, or any claim in tort, which any party may have against the other party.

          11.3    Injunctive Relief. (a) Any party may bring a claim seeking
                  -----------------
specific performance by way of injunctive relief before a court of competent jurisdiction to enforce the provisions of this Agreement, (b) any party seeking to enforce a claim for indemnification may bring any claim of indemnification which is not resolved within the thirty day period provided in Section 11.2(b) before a court of competent jurisdiction, and (c) in the event of any breach by either party of Section 14.9, the other party may seek injunctive relief from a court of competent jurisdiction to restrain any such breach.

          11.4    No Implied Waiver.  Except as expressly provided in this
                  -----------------
Agreement, no course of dealing between the Company and Investor and no delay in exercising any such right, power or remedy conferred hereby or now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

     12.  Rights of First Refusal.
          -----------------------

          12.1    Subsequent Offerings.  Investor shall have the right of first
                  --------------------
refusal to purchase all (or any part of all) Equity Securities that the Company may, from time to time, propose to sell and issue between the date hereof and the Closing Date, other than the Equity Securities excluded by Section 12.4 hereof.

          12.2    Exercise of Rights.  If and each time the Company proposes to
                  ------------------
issue any Equity Securities, it shall give Investor written notice of its intention, describing the Equity Securities, the price, and the general terms and conditions upon which the Company proposes to issue the same. Investor shall have ten (10) days from the giving of such notice to agree to purchase Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company.

          12.3    Issuance of Equity Securities to Other Persons.  If Investor
                  ----------------------------------------------
fails to exercise in full the rights of first refusal within such ten (10) day period by giving the agreement referred to in Section 12.2, the Company shall have ninety (90) days thereafter to complete the sale of the Equity Securities in respect of which Investor's rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 12.2 hereof. If the Company has not sold all of such Equity Securities within such ninety (90) days, the Company shall not thereafter issue or sell any of such Equity Securities, without first offering such securities to Investor in the manner provided above.

          12.4    Excluded Securities.  The rights of first refusal established
                  -------------------
by this Section 12 shall have no application to (a) any shares of Common Stock issued in accordance with the stock option plans and warrants currently reserved for issuance to employees, directors and advisors, as described in Sections 5.3 and 5.6, and Schedule 5.6, (b) shares of Common Stock issued as consideration to
             ------------
third parties for product development services or publishing or distribution rights, not to exceed 500,000 shares, (c) shares of Common Stock issued in connection with any stock split, stock dividend or reverse stock split, and (d) shares of Common Stock issued in connection with acquisitions of other entities by way of merger, share exchange, sale of assets or otherwise.

          12.5 Termination of Rights. The Company's obligations set forth in this Section 12 shall be deemed to relieve the Company of its obligations set forth in Section 13 of the Initial Purchase Agreement; provided, however, that
                                                       --------  -------
if this Agreement is terminated prior to the Closing Date, then the Company's obligations in Section 13 of the Initial Purchase Agreement shall be reinstated as set forth therein.

     13.  Definitions.  Unless the context otherwise requires, the terms
          -----------
defined in this Section 13 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this Section 13 and those accounting terms used in this Agreement not defined in this Section 13 shall, except as otherwise provided for herein, be construed in accordance with those generally accepted accounting principles that the Company is required to employ by the terms of this Agreement. If and so long as the Company has any Subsidiary, the accounting terms defined in this Section 13 and those accounting terms appearing in this Agreement but not defined in this Section 13 shall be determined on a consolidated basis for the Company and its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and its Subsidiaries. Capitalized terms not otherwise defined herein shall have their respective meanings in the Initial Purchase Agreement.

           "Action" shall have the meaning assigned to it in Section 11.2(a).
            ------

           "Affiliate" shall have the meaning assigned to it in Rule 405 of the
            ---------
Commission under the Securities Act.

           "Agreement" shall mean this Agreement.
            ---------

           "Balance Sheet" and "Balance Sheet Date" shall have the meanings
            -------------       ------------------
assigned to these terms in Section 5.12 hereof.

           "Board" shall mean the Board of Directors of the Company.
            -----

           "Claim" shall have the meaning assigned to it in Section 11.2(b).
            -----

           "Closing" and "Closing Date" shall have the meanings assigned to
            -------       ------------
these terms in Section 3.1.

          "Common Stock" shall have the meaning assigned to it in Section 1
           ------------
hereof.

          "Commission" shall mean the Securities and Exchange Commission.
           ----------

          "Damages" shall have the meaning assigned to it in Section 11.2(a).
           -------

          "Default" shall mean a default or failure in the due observance or
           -------
performance of any covenant, condition or agreement on the part of the Company or any of its Subsidiaries to be observed or performed under the terms of this Agreement, if such default or failure in performance shall remain unremedied for ten (10) days.

          "Deposit" shall have the meaning assigned to it in Section 2.
           -------

          "Designated Key Employees" shall have the meaning assigned to it in
           ------------------------
Section 5.15.

          "Designee" shall have the meaning assigned to it in Section 7.6(a).
           --------

          "Developing Software" shall have the meaning assigned to it in
           -------------------
Section 5.27(b).

          "Equity Security" shall mean any stock or similar security of the
           ---------------
Company or any security (whether stock or Indebtedness for Borrowed Money) convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

          "Event of Default" shall mean (a) the failure of either the Company or
           ----------------
any Subsidiary to pay any Indebtedness for Borrowed Money, or any interest or premium thereon, within ten (10) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (b) an event of default under any agreement or instrument evidencing or securing or relating to any such Indebtedness, or (c) the failure of either the Company or any Subsidiary to perform or observe any material term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Final Valuation Date" shall have the meaning assigned to it in the
           --------------------
Initial Purchase Agreement.

          "Form 10-Q" shall have the meaning assigned to it in Section 5.12.
            ---------

          "Form S-1" shall have the meaning assigned to it in Section 5.12.
           --------

          "GAAP" shall have the meaning assigned to it in Section 5.12.
           ----

          "Indebtedness" shall mean any obligation of the Company or any
           ------------
Subsidiary which under GAAP is required to be shown on the balance sheet of the Company or such Subsidiary as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary shall be deemed to be Indebtedness even though such obligation is not assumed by the Company or Subsidiary.

          "Indebtedness for Borrowed Money" shall mean (a) all Indebtedness in
           -------------------------------
respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company or any Subsidiary, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by the Company or any Subsidiary or for which the Company or any Subsidiary is otherwise contingently liable.

          "Initial Purchase Agreement" shall have the meaning assigned to it in
           --------------------------
the Recitals.

          "Investor Counsel" shall have the meaning assigned to it in Section
           ----------------
7.1(g)(3).

          "Investor Financing" shall have the meaning assigned to it in Section
           ------------------
9.2.

          "Investor Stock" shall have the meaning assigned to it in Section 1.
           --------------

          "Letter of Intent" shall have the meaning assigned to it in the
           ----------------
Recitals.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

          "Line of Credit" shall have the meaning assigned to it in Section
           --------------
9.2.

          "Material Adverse Effect" on a Person means a material adverse effect,
           -----------------------
or any condition, situation or set of circumstances that could reasonably be expected to have an adverse effect, on such Person and its Subsidiaries, taken as a whole.

          "Note" shall have the meaning assigned to it in Section 3.
           ----

          "Operational Software" shall have the meaning assigned to it in
           --------------------
Section 5.27(a).

          "Permitted Liens" shall mean (a) Liens for taxes and assessments or
           ---------------
governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

          "Person" shall include any natural person, corporation, trust,
           ------
association, company, partnership, limited liability company, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

          "Purchase Payment" shall have the meaning assigned to it in Section
           ----------------
2.

          "Restricted Period" shall have the meaning assigned to it in Section
           -----------------
8.5.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Stock Purchase Agreement" shall have the meaning assigned to it in
           ------------------------
the Recitals.

          "Subsidiary" shall mean any corporation, association or other business
           ----------
entity at least fifty percent (50%) of the outstanding voting stock of which is at the time owned or controlled directly or indirectly by the Company or by one or more of such subsidiary entities or both, where "voting stock" means any shares of stock having general voting power in electing the board of directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of any contingency).

          "Universal Agreement" shall mean the letter agreement dated as of
           -------------------
March 18, 1999, by and among the Company, Investor and Universal Studios, Inc.

          "Web Site" shall have the meaning assigned to it in Section 5.28(a).
           --------

     14.  Miscellaneous.
          -------------

          14.1    Waivers and Amendments.  With the written consent of Investor,
                  ----------------------
the obligations of the Company and the rights of Investor under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of Investor and the Company. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, as provided in this Section
14.1. Specifically, but without limiting the generality of the foregoing, the failure of Investor at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of Investor at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in the Agreement.

          14.2    Rights of Investor. Investor shall have the absolute right to
                  ------------------
exercise or refrain from exercising any right or rights which Investor may have by reason of this Agreement or any Investor Stock, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and Investor shall not incur any liability to any other shareholder of the Company with respect to exercising or refraining from exercising any such right or rights.

          14.3    Notices.  All notices, requests, consents and other
                  -------
communications required or permitted hereunder shall be in writing (including telecopy or similar writing) and shall be given,

          if to the Company to:

                    Interplay Entertainment Corp.
                    16815 Von Karman Avenue
                    Irvine, California  92606
                    Attention: Mr. Brian Fargo, Chairman and
                               Chief Executive Officer
                    Telecopier: (949) 252-0667

          with a copy to:

                    K.C. Schaaf, Esq.
                    Stradling Yocca Carlson & Rauth, a professional corporation 660 Newport Center Drive, Suite 1600
                    Newport Beach, California  92660
                    Telecopier: (949) 725-4100

          if to Investor to:

                    Titus Interactive SA
                    c/o Titus Software Corporation
                  20432 Corisco Street
                    Chatsworth, California  91311
                    Attention: Mr. Herve Caen, Chairman and
                               Chief Executive Officer
                    Telecopier: (818) 709-6537
          with copies to:

                  Titus Interactive SA
                  Parc de l'esplanade
                  12, Rue Enrico Fermi
                  Saint Thibault des Vignes
                  77462 Lagny sur Marne Cedex
                  France
                  Telecopier: 011-33-1-60-31-59-60

          and

                  Robert A. Miller, Jr., Esq.
                  Paul, Hastings, Janofsky & Walker LLP
                  555 South Flower Street - 23/rd/ Floor
                  Los Angeles, California 90071
                  Telecopier: (213) 627-0705

          if to Fargo to:

                  Mr. Brian Fargo
                  c/o Interplay Entertainment Corp.
                  16815 Von Karman Avenue
                  Irvine, California  92606
                  Telecopier:  (949) 252-0667

or to such other address or telecopier number as such party may specify for the purpose by notice to the other party or parties to this Agreement, as the case may be. Any notice, request, consent or other communication hereunder shall be deemed to have been given and received on the day on which it is delivered (by any means including personal delivery, overnight air courier, United States or French mail) or telecopied (or, if such day is not a business day or if the notice, request, consent or communication is not telecopied during business hours of the intended recipient, at the place of receipt, on the next following business day).

          14.4    Severability.  Should any one or more of the provisions of
                  ------------
this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

          14.5    Assignment; Parties in Interest.  Neither this Agreement nor
                  -------------------------------
any interest herein may be assigned by either party hereto without the written consent of the other parties hereto, except that Investor may assign all of its rights hereunder to any Subsidiary of Investor. Subject to the foregoing, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

          14.6    Headings.  The headings of the Sections and paragraphs of this
                  --------
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          14.7    Choice of Law; Jurisdiction and Venue.  The internal
                  -------------------------------------
substantive laws, and not the laws of conflicts, of the State of California shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.
The parties hereby consent and agree that the United States District Court for the Central District of California, or the Superior Court of California for the County of Orange will have exclusive jurisdiction over any legal action or proceeding arising out of or relating to this Agreement, and each party consents to the in personam jurisdiction of such courts for the purpose of any such
       -- --------
action or proceeding and agrees that venue is proper in such courts.

          14.8    Publicity.  Without the prior consent of the other parties, no
                  ---------
party shall, and each party shall cause its directors, officers, employees, representatives and agents not to, make any public statement or press release with respect to the transactions contemplated by this Agreement or otherwise disclose to any Person the existence, terms, content or effect of this Agreement; provided, however, that if a disclosure is required by law, the party
           --------
required to make such disclosure shall be permitted to make such disclosure but shall use best efforts to consult with the other parties hereto before making the required disclosure. The foregoing restriction shall not limit the applicability of the Nondisclosure Agreements between the Company and Investor dated November 10, 1998, and March 3, 1999, which shall continue in full force and effect in accordance with their respective terms.

          14.9    Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

          14.10   Entire Agreement; Effect on Initial Purchase Agreement.  This
                  ------------------------------------------------------
Agreement, and the Exhibits, Schedules, certificates, and documents referred to herein, together with the Initial Purchase Agreement, and all exhibits, schedules, certificates and documents referred to therein, constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior understandings (including the Letter of Intent, except and solely to the extent that such Letter of Intent, by its terms, is binding upon the parties) with respect to the subject matter hereof, and no representation or warranty not included herein has been relied upon by any party hereto. Without limiting the generality of the foregoing, the Initial Purchase Agreement shall continue in full force and effect in accordance with its terms, as expressly amended hereby; provided, that in the event of any inconsistency between the
                --------
terms of this Agreement and the terms of the Initial Purchase Agreement, the terms of this Agreement shall control; and provided, further, that upon the
                                           --------  -------
Closing, Section 10.3 of the Initial Purchase Agreement shall be deleted in its entirety, and shall have no further force or effect.

          14.11   Attorneys' Fees.  In the event of any dispute, controversy, or
                  ---------------
proceeding between the parties concerning this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to receive from the non-prevailing party its costs and expenses, including attorneys' fees.

          14.12   Arbitration.  Except for actions to obtain injunctions or
                  -----------
other equitable remedies, all disputes between the parties hereto shall be determined solely and exclusively by arbitration under, and in accordance with the rules then in effect of, the American Arbitration Association, or any successors thereto ("AAA"), in Los Angeles, California, unless the parties
                     ---
otherwise agree in writing. The parties shall, in connection with such arbitration, in addition to any discovery permitted under AAA rules, be permitted to conduct discovery in accordance with Section 1283.05 of the California Code of Civil Procedure, the provisions of which are incorporated herein by this reference. The parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if
                                                           --------
either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and may be entered in any court of competent jurisdiction.

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]



          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.



                                 INTERPLAY ENTERTAINMENT CORP., a Delaware corporation



                                 By:  /s/ Brian Fargo
                                     ------------------------
                                      An Authorized Officer



                                 TITUS INTERACTIVE SA, a French corporation



                                 By:  /s/ Herve Caen
                                     ------------------------
                                      An Authorized Officer



                                      /s/ Brian Fargo
                                     ------------------------
                                      Brian Fargo